SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [    ]

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[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to sec. 240.14a-12.

Western Asset Global High Income Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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For Immediate Release

Western Asset Global High Income Fund Inc.

Announces Results of Special Meeting of Stockholders: Proposal to Merge is Approved

Western Asset Global Partners Income Fund Inc.

Announces Adjournment of Special Meeting of Stockholders

NEW YORK — (BUSINESS WIRE) — July 25, 2016 – Western Asset Global High Income Fund Inc. (NYSE: EHI) today announced the results of the votes cast at EHI’s Special Meeting of Stockholders held on July 22, 2016.

Stockholders of EHI voted to approve the merger of Western Asset Global Partners Income Fund Inc. (NYSE: GDF) with and into EHI in accordance with the Maryland General Corporation Law and the Maryland Statutory Trust Act (the “Merger”).

Western Asset Global Partners Income Fund Inc. (NYSE: GDF) today announced that GDF’s Special Meeting of Stockholders held on July 22, 2016 would be adjourned to permit further solicitation of proxies. The Special Meeting of Stockholders is adjourned to August 12, 2016 at 11:00 a.m. Eastern Time at the offices of Legg Mason at 620 Eighth Avenue (at 41st Street), 49th Floor,
New York, New York.

Please remember that every vote is important. The Board of Directors of GDF urges any stockholders who have not voted to vote their proxies by entering their voting instructions at www.proxyvote.com or by calling 1-800-337-3503.

For any questions regarding the stockholder meeting or voting, please call Georgeson LLC, the proxy solicitor, at 888-565-5190.

If the Merger is approved by the stockholders of GDF, stockholders of GDF would receive common stock of EHI, based on each fund’s respective net asset value per share.

Each Fund is a non-diversified closed-end management investment company managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and sub-advised by Western Asset Management Company, Western Asset Management Company Limited, and Western Asset Management Company Pte. Ltd., affiliates of the investment adviser. Western Asset Global Partners Income Fund Inc. is also sub-advised by Western Asset Management Company Ltd, an affiliate of the sub-adviser.

For more information, please call Investor Relations: 888-777-0102, or consult either Fund’s web site at www.lmcef.com. Hard copies of each Fund’s complete audited financial statements are available free of charge upon request.

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THIS PRESS RELEASE IS NOT AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF THE FUND OR LM TRUST. THIS PRESS RELEASE MAY CONTAIN STATEMENTS REGARDING PLANS AND EXPECTATIONS FOR THE FUTURE THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING AND CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “MAY,” “WILL,” “EXPECT,” “ANTICIPATE,” “ESTIMATE,” “BELIEVE,” “CONTINUE” OR OTHER SIMILAR WORDS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE CURRENT PLANS AND EXPECTATIONS OF THE FUND AND LM TRUST, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING SUCH RISKS AND UNCERTAINTIES ARE OR WILL BE CONTAINED IN THE FUND’S AND LM TRUST’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Media Contact: Maria Rosati-(212)-805-6036, mrosati@leggmason.com